UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 24, 2020

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 West Lemon Avenue Monrovia, California	91016
(Address of principal executive offices)	(Zip Code)

(626) 305-5900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XNCR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2020, we entered into a Fifth Amendment to Lease (the “Amendment”) with 111 Lemon Investors LLC (as successor-in-interest to BF Monrovia, LLC, the “Landlord”), which amended that certain Lease by and between us and BF Monrovia, LLC, dated January 1, 2015, as amended (the “Lease”), effective as of October 31, 2020 and relating to our corporate headquarters and research and laboratory space located at 111 West Lemon Avenue, Monrovia, California (the “Premises”).  The Amendment extends the term of the Lease, with respect to the second floor of the Premises, for 62 months through December 31, 2025.  Under the terms of the Amendment, we are obligated to pay the Landlord an initial base monthly rent of approximately $55,289.  The monthly base rent will increase annually by approximately three percent of the then-current base rent.  Pursuant to the terms of the Amendment, we have the right, at our option and subject to certain conditions, to extend the term of the Lease for one additional period of five years following the expiration of the initial term.  The Amendment also provides clarification regarding certain excess annual operating and tax expenses due pursuant to the terms of the Lease.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the period ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2020	XENCOR, INC.

	By:	/s/ Celia Eckert
Celia Eckert
General Counsel & Corporate Secretary

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